Exhibit 10.4

                     PROMISSORY NOTE MODIFICATION AGREEMENT

THIS PROMISSORY NOTE MODIFICATION AGREEMENT (the "Agreement") is made and entered into effective as of November 21st, 1997, by and among NATIONAL CITY BANK OF COLUMBUS, a national banking association ("Bank") and SIMS AGRICULTURAL PRODUCTS CO., an Ohio corporation ("Borrower").

WHEREAS, Borrower executed a certain Commercial Note: Term Multiple Advance/Prime (the "Note") dated March 14, 1997, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) payable to the order of Bank on or before March 28, 2007; and

WHEREAS, the parties desire to modify the Note with respect to the events of default provided for therein, but otherwise preserving all other terms and conditions of the Note and any other instrument or document executed in connection with the Note.

NOW, THEREFORE, in consideration of and subject to the covenants and terms contained herein and for other good and valuable consideration, the parties hereto agree as follows:

1. Modification. The Note is hereby modified by deleting Section 8 thereof in its entirety as written and substituting, instead, the following:

            "8. Events of Default. It shall be an "Event of Default" if (a) all or any part of the Bank Debt of any Obligor shall not be paid in full promptly when due (whether by lapse of time, acceleration, or otherwise); (b) any representation, warranty, or other statement made by any Person (other than Bank) in any Related Writing shall be untrue or incomplete in any respect when made; (c) any Person (other than Bank) shall repudiate or shall fail or omit to perform or observe any agreement contained in this Note or in any other Related Writing that is on that Person's part to be complied with; (d) any indebtedness (other than any evidenced by this Note) of any Obligor shall not be paid when due, or there shall occur any event, condition, or other thing which gives (or which with the lapse of any applicable grace period, the giving of notice, or both would give) any creditor the right to accelerate or which automatically accelerates the maturity of any such indebtedness; (e) Bank shall not receive (in addition to any information described in any addendum to this Note) without expense to Bank, (i) forthwith upon each request of Bank made upon Borrower therefor, (A) such information in writing regarding each Reporting Person's financial condition, properties, business operations, if any, and pension plans, if any, prepared, in the case of financial information, in accordance with generally accepted accounting principles consistently applied and otherwise in form and detail satisfactory to Bank or (B) written permission, in form and substance satisfactory to Bank, from each Reporting Person to inspect (or to have inspected by one or more Persons selected by Bank) the properties and records of that Reporting Person and to make copies and extracts from those records or (ii) prompt written notice whenever Borrower (or any director, employee, officer, or agent of Borrower) knows or has reason to know that any Event of Default has occurred; (f) any judgment shall be entered against any Obligor in any judicial or administrative tribunal or before any arbitrator or mediator; (g) any Obligor shall fail or omit to comply with any applicable law, rule, regulation, or order in any material respect;
            (h) any proceeds of any Subject Loan shall be used for any purpose that is not in the ordinary course of Borrower's business; (i) any property in which any Obligor now has or hereafter acquires any rights or which now or hereafter secures any Bank Debt shall be or become encumbered by any mortgage, security interest, or other lien, except any mortgage, security interest, or other lien consented to by Bank; (j) any Obligor shall at any time or over any period of time sell, lease, or otherwise dispose of all or any material part of that Obligor's assets, except for inventory sold in the ordinary course of business and other assets sold, leased, or otherwise disposed of with the consent of Bank; (k) any Obligor shall cease to exist or shall be dissolved, become legally incapacitated, or die;
            (l) any Proceeding shall be commenced with respect to any Obligor;
            (m) Borrower fails to furnish to Bank, as soon as available and in any event within sixty (60) days after the end of each of the quarterly periods of each of Borrower's fiscal years, Borrower's balance sheet as at the end of the period and its income statement and surplus reconciliation for Borrower's current fiscal year to date certified by an appropriate officer of Borrower to be true and complete to the best of his knowledge and belief; (n) the ratio, determined according to GAAP, of Borrower's debt to its tangible net worth is greater than 1.5 to 1.0 at the end of any of its fiscal years; (o) the ratio, determined according to GAAP, of (i) the sum of Borrower's net profit plus equity injections plus interest expense to (ii) the sum of Borrower's current portion of long term debt plus interest expense is less than 1 .25 to 1.0 at the end of any of its fiscal years; (p) there shall occur or commence to exist any event, condition, or other thing that constitutes an "Event of Default" as defined in any addendum to this Note; (q) there shall occur any event, condition, or other thing that has, or, in Bank's judgment, is likely to have, a material adverse effect on the financial condition, properties, or business operations of any Obligor or on Bank's ability to enforce or exercise any agreement or right arising under, out of, or in connection with any Related Writing; or (r) the holder of this Note shall, in good faith, believe that the prospect of payment or performance of any obligation evidenced by this Note is impaired."

2. Ratification of Note, Mortgage and Security Agreement. Except as herein expressly modified, the parties hereto ratify, approve, accept and confirm all of the terms and conditions of the Note, and of any mortgage deed or security agreement executed in connection with or referencing the Note, including provisions for the acceleration of the indebtedness as to any default stated therein, and for any warrant of attorney to confess judgment as provided in the Note.

3. Continuation of Mortgage Liens and Security Interests. Except for the modifications above stated, the parties hereby expressly intend that this Agreement shall not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Note; nor shall it in any manner affect or impair any mortgage lien or security interest granted in connection with the Note, which Borrower hereby acknowledges to be valid and existing liens on the property described in any mortgage or security agreement executed in connection with or referencing the Note, and said mortgage liens or security interests are hereby agreed to be continued in full force and effect from the date hereof until the debt herein is fully satisfied.

4. No Course of Dealing; Waiver. Borrower expressly acknowledges and agrees that the execution of this Agreement shall not constitute a waiver of, and shall not preclude the exercise of, any right, power or remedy granted to Bank in any document evidencing the indebtedness of Borrower to Bank, or as provided by law, except to the extent expressly provided herein. No previous modification, extension, or compromise entered into with respect to any indebtedness of Borrower to Bank shall constitute a course of dealing or be inferred or construed as constituting an express or implied understanding to enter into any future modification, extension or compromise. No delay on the part of Bank in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Bank's rights, powers or remedies.

5. Promise to Pay. Borrower hereby covenants and promises to pay to the order of Bank, the unpaid principal balance of the Note together with interest as provided therein, and hereby promises (as modified by this Agreement) to perform all of the covenants, conditions, stipulations and agreements as contained in the Note, and in any other document or instrument executed in connection with the Note or referencing the Note, and as provided herein.

6. Setoffs Claims and Defenses. Borrower hereby certifies that, as of the date hereof, Borrower has no setoffs, counter-claims or other defenses of any nature whatsoever to the payment of any part of the obligations owed to Bank.

7. Governing Law. This Agreement shall be interpreted and construed in accordance with and governed by the laws of the State of Ohio. Further, the parties hereto intend that this Agreement shall be in compliance with all applicable laws and shall be enforceable in accordance with its terms. If any provision of this Agreement shall be illegal or unenforceable with respect to the Note or with respect to any such mortgage deed or security agreement, such provision shall be deemed cancelled to the same extent as though it never had appeared herein, but the remaining provisions shall not be affected thereby.

8. Further Assurances. Borrower further agrees to execute and deliver any and all other documents and take any and all other steps or actions reasonably deemed necessary by Bank to effectuate this Agreement.

9. Costs and Expenses. Borrower also agrees to reimburse Bank for all costs and expenses incurred in the preparation, execution and delivery of this Agreement, including any costs of Bank's Corporate Law Department.

10. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of Bank and its respective successors and assigns.

11. Titles and Headings. The titles and headings herein are intended to promote convenience and are not a part of this Agreement for purposes of interpreting and applying the provisions hereof.

12. Confession of Judgment. The undersigned hereby authorizes any attorney at law to appear in any state or federal court of record in the United States of America after the maturity hereof (whether occurring by lapse of time or acceleration), to waive the issuance and service of process, to admit the maturity of the Note and the amount then appearing due, to confess judgment against the undersigned in favor of the holder hereof for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. No judgment shall bar any subsequent judgment. Should any judgment be vacated for any reason, this warrant of attorney nevertheless may thereafter be used for obtaining additional judgments.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in manner and form sufficient to bind them at Mt. Gilead, Morrow County, Ohio, effective as of the date first above written.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                        SIMS AGRICULTURAL PRODUCTS CO.

                                        By:   /s/ Dallas H. Paul
                                              ---------------------------
                                              Dallas H. Paul
                                        Its:  President


                                        NATIONAL CITY BANK, COLUMBUS

                                        By:   /s/ Stanley A. Uchida
                                              ---------------------------
                                              Stanley A. Uchida
                                        Its:  Assistant Vice President

COMMERCIAL NOTE: TERM MULTIPLE ADVANCE/PRIME (OHIO)
--------------------------------------------------------------------------------
Amount       City, State       Date            FOR BANK USE ONLY
$500,000.00  Mt. Gilead, Ohio  March 14, 1997  ---------------------------------
                                               Obligor # 7391123012
--------------------------------------------------------------------------------
                                               Tax I.D. #341665183
                                               ---------------------------------
                                               Obligation #
                                               ---------------------------------
                                               Office Regional Banking Division
                                               ---------------------------------

FOR VALUE RECEIVED, Sims Agricultural Products Co. ("Borrower") a(n) Corporation, whose mailing address is 3795 COUNTY ROAD 29 MOUNT GILEAD OH 43338-9788, hereby promises to pay to the order of NATIONAL CITY BANK OF COLUMBUS ("Bank"), a national banking association having its banking office at 155 E BROAD ST, COLUMBUS, OHIO 43251, at Bank's banking office (or at such other place as Bank may from time to time designate by written notice) in lawful money of the United States of America, the principal sum of

                    Five Hundred Thousand and no/100 DOLLARS

or such lesser amount as may appear on this Note, or as may be entered in a loan account on Bank's books and records, or both, together with Interest, all as provided below.

1. Commitment. This Note evidences an arrangement (the "Subject Commitment") whereby Borrower may, on the date of this Note and thereafter until (but not including) December 14th, 1997 (the "Conversion Date") or such earlier data upon which the Subject Commitment is terminated or reduced to zero, obtain from Bank, subject to the terms and conditions of this Note, such loans (each a "Subject Loan") as Borrower may from time to time properly request. The amount of the Subject Commitment shall be equal to the face amount of this Note, provided, that (a) Borrower shall have the right, at any time and from time to time, to permanently reduce the amount of the Subject Commitment to any amount that is an Integral multiple of One Thousand and no/100 dollars ($1,000.00) (the "Minimum Borrowing Amount") by giving Bank not less than one (1) Banking Day's prior notice (which shall be irrevocable) of the effective date of the reduction and
(b) whenever Borrower obtains any Subject Loan, the Subject Commitment shall be automatically and permanently reduced by an amount equal to the amount of that Subject Loan. Regardless of any fee or other consideration received by Bank, the Subject Commitment may be terminated pursuant to section 11.

2. Fees. Borrower shall:

   not be required to pay Bank a fee for the Subject Commitment.

3. Loan Requests; Disbursement. A Subject Loan is properly requested if requested orally or in writing not later than 2:00 p.m., Banking-Office Time, of the Banking Day upon which that Subject Loan is to be made. Each request for a Subject Loan shall of itself constitute, both when made and when honored, a representation and warranty by Borrower to Bank that Borrower is entitled to obtain the requested Subject Loan. Bank is hereby irrevocably authorized to make an appropriate entry on this Note, in a loan account on Bank's books and records, or both, whenever Borrower obtains a Subject Loan. Each such entry shall be prima facie evidence of the data entered, but the making of such an entry shall not be a condition to Borrower's obligation to pay. Bank is hereby directed, absent notice from Borrower to the contrary, to disburse the proceeds of each Subject Loan to Borrower's general checking account with Bank. Bank shall have no duty to follow, nor any liability for, the application of any proceeds of any Subject Loan.

4, Conditions: Subject Loans. Each Subject Loan shall be in an amount that is an integral multiple of the Minimum Borrowing Amount. Borrower shall not be entitled to obtain any Subject Loan (a) on or after the Conversion Date or such earlier date upon which the Subject Commitment is terminated or reduced to zero,
(b) if either at the time of Borrower's request for that loan or when that request is honored there shall exist or would occur any Event of Default, (c) if any representation, warranty, or other statement (other than any expressly made as of a single date) made by any Person (other than Bank) in any Related Writing would, if made either as of the time of Borrower's request for that Subject Loan or as of the time when that request is honored, be untrue or incomplete in any respect, or (d) if the amount of that loan, plus the aggregate amount of all other Subject Loans for which requests are then pending, would exceed the then amount of the Subject Commitment.

5. Interest. The unpaid principal balance of each Subject Loan shall at all times bear Interest at a fluctuating rate equal to one quarter percent (.25%) per annum plus the Prime Rate, provided, that so long as any principal of or accrued interest on any Subject Loan is overdue, the entire unpaid principal balance of each Subject Loan and all overdue interest thereon shall bear Interest at a fluctuating rate equal to two percent (2%) par annum above the rate that would otherwise be applicable; provided further, that in no event shall any principal of or Interest on any Subject Loan bear interest at any time after Maturity at a lesser rate than the rate applicable hereto immediately after Maturity. Interest on each Subject Loan shall be payable in arrears on April 28, 1997 and on the 28th day of each Month thereafter, at Maturity, and on demand thereafter.

6. Repayment. Subject to section 9, the Subject Loans shall be repayable in one hundred twenty (120) installments, commencing on the 28th day of the first Month to begin at least thirty (30) days after the Conversion Date and continuing on the 28th day of each Month thereafter until paid in full, each such installment except the final installment to be in a principal amount equal to one-one hundred twentieth (1/120) of the aggregate unpaid principal balance of the Subject Loans as of the Conversion Date, and the final installment to be in an amount equal to all unpaid principal of the Subject Loans. Borrower shall have the right to prepay the principal of the Subject Loans In whole or In part, provided, that (a) each such prepayment shall be in an amount that is an integral multiple or the Minimum Borrowing Amount or is equal to the entire unpaid principal balance of this Note, (b) each such prepayment made on or after the Conversion Date shall be applied to the Installments of the Subject Loans in the Inverse order of their respective due dates, and (c) concurrently with any prepayment of the entire unpaid principal balance of this Note made on or after the Conversion Date, Borrower shall prepay the accrued Interest on the principal being prepaid. Each prepayment of the Subject Loans may be made without premium or penalty.

7. Definitions. As used in this Note, except where the context clearly requires otherwise, "Affiliate" means, when used with reference to any Person (the "subject"), a Person that is in control of, under the control of, or under common control with, the subject, the term "control" meaning the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; "Bank Debt" means, collectively, all Debt to Bank, whether incurred directly to Bank or acquired by it by purchase, pledge, or otherwise, and whether participated to or from Bank in whole or in part; "Banking Day" means any day (other than any Saturday, Sunday or legal holiday) on which Bank's banking office is open to the public for carrying on substantially all of its banking functions; "Banking-Office Time" means, when used with reference to any time, that time determined at the location of Bank's banking office; "Debt" means, collectively, all obligations of the Person or Persons in question, including, without limitation, every such obligation whether owing by one such Person alone or with one or more other Persons in a joint, several, or joint and several capacity, whether now owing or hereafter arising, whether owing absolutely or contingently, whether created by lease, loan, overdraft, guaranty of payment, or other contract, or by quasi-contract, tort, statute, other operation of law, or otherwise; "Maturity" means, when used with reference to any Subject Loan, the date (whether occurring by lapse of time, acceleration, or otherwise) upon which the last scheduled principal installment of that Subject Loan is due; "Note" means this promissory note (including, without limitation, each addendum, allonge, or amendment, if any, hereto); "Obligor" means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of the Bank Debt of Borrower and (in addition to Borrower) includes, without limitation, co-makers, endorsers, guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to make any loan to, purchase from, or investment in, any other Obligor or otherwise assure such other Obligor's creditors or any of them against loss; "Person" means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; "Prime Rate" means the fluctuating rate per annum which is publicly announced from time to time by Bank as being its so-called "prime rate" or "base rate" thereafter in effect, with each change in the Prime Rate automatically, immediately, and without notice changing the Prime Rate thereafter applicable hereunder, It being acknowledged that the Prime Rate is not necessarily the lowest rate of interest then available from Bank on fluctuating rate loans; "Proceeding" means any assignment for the benefit of creditors, any case in bankruptcy, any marshalling of any Obligor's assets for the benefit of creditors, any moratorium on the payment of debts; or any proceeding under my law relating to conservatorship, insolvency, liquidation, receivership, trusteeship, or any similar event, condition, or other thing; "Related Writing" means this Note and any indenture, note, guaranty, assignment; mortgage, security agreement, subordination agreement, notice, financial statement, legal opinion, certificate, or other writing of any kind pursuant to which all or any part of the Bank Debt of Borrower is issued, which evidences or secures all or any part of the Bank Debt of Borrower, which governs the relative rights and priorities of Bank and one or more other Persons to payments made by, or the property of, any Obligor, which is delivered to Bank pursuant to another such writing, or which is otherwise delivered to Bank by or on behalf of any Person (or any employee, officer, auditor, counsel, or agent of any Person) in respect of or in connection with all or any part of the Bank Debt of Borrower:
"Reporting Person" means each Obligor and each member of any "Reporting Group" as defined in any addendum to this Note; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

8. Events of Default. It shall be an "Event of Default" if (a) all or any part of the Bank Debt of any Obligor shall not be paid in full promptly when due (whether by lapse of time, acceleration, or otherwise); (b) any representation, warranty, or other statement made by any Person (other than Bank) in any Related Writing shall be untrue or incomplete in any respect when made; (c) any Person (other than Bank) shall repudiate or shall fail or omit to perform or observe any agreement contained in this Note or in any other Related Writing that is on that Person's part to be complied with; (d) any indebtedness (other than any evidenced by this Note) of any Obligor shall not be paid when due, or there shall occur any event, condition, or other thing which gives (or which with the lapse of any applicable grace period, the giving of notice, or both would give) any creditor the right to accelerate or which automatically accelerates the maturity of any such indebtedness; (e) Bank shall not receive (in addition to any information described in any addendum to this Note) without expense to Bank,
(i) forthwith upon each request of Bank made upon Borrower therefor, (A) such information in writing regarding each Reporting Person's financial condition, properties, business operations. If any, and pension plans, if any, prepared, in the case of financial information, in accordance with generally accepted accounting principles consistently applied and otherwise in form and detail satisfactory to Bank or (B) written permission, in form and substance satisfactory to Bank, from each Reporting Person to inspect (or to have inspected by one or more Persons selected by Bank) the properties and records of that Reporting Person and to make copies and extracts from those records or (ii) prompt written notice whenever Borrower (or any director, employee, officer, or agent of Borrower) knows or had reason to know that any Event of Default has occurred; (f) any judgment shall be entered against any Obligor in any judicial or administrative tribunal or before any arbitrator or mediator, (g) any Obligor shall fail or omit to comply with any applicable law, rule, regulation, or order in any material respect; (h) any proceeds of any Subject Loan shall be used for any purpose that is not in the ordinary course of Borrower's business; (i) any property in which any Obligor now has or hereafter acquires any rights or which now or hereafter secures any Bank Debt shall be or become encumbered by any mortgage, security interest, or other lien, except any mortgage, security interest, or other lien consented to by Bank; (j) any Obligor shall at any time or over any period of time sell, lease, or otherwise dispose of all or any material part of that Obligor's assets, except for inventory sold in the ordinary course of business and other assets sold, leased, or otherwise disposed of with the consent of Bank; (k) any Obligor shall cease to exist or shall be dissolved, become legally incapacitated, or die; (l) any Proceeding shall be commenced with respect to any Obligor; (m) there shall occur or commence to exist any event, condition, or other thing that constitutes an "Event of Default" as defined in any addendum to this Note; (n) there shall occur any event, condition, or other thing that has, or, in Bank's judgment, is likely to have, a material adverse effect on the financial condition, properties, or business operations of any Obligor or on Bank's ability to enforce or exercise any agreement or right arising under, out of, or in connection with any Related Writing; or (o) the holder of this Note shall, in good faith, believe that the prospect or payment or performance of any obligation evidenced by this Note is impaired.

9. Effects of Default, it any Event of Default (other than the commencement of any Proceeding with respect to Borrower) shall occur, then, and in each such case, notwithstanding any provision or inference to the contrary, Bank shall have the right in its discretion, by giving written notice to Borrower, to (a) immediately terminate the Subject Commitment (if not already terminated or reduced to zero) and (b) declare each Subject Loan (if not already due) to be due, whereupon each Subject Loan shall immediately become due and payable in full, if any proceeding shall be commenced with respect to Borrower, then, notwithstanding any provision or inference to the contrary, automatically, without presentment, protest, or notice of dishonor, all of which are waived by all makers and all endorsers of this Note, now or hereafter existing, (i) the Subject Commitment shall immediately terminate (if not already terminated or reduced to zero) and (ii) each Subject Loan (if not already due) shall immediately become due and payable in full.

10. Late Charges. If any principal of or interest on any Subject Loan is not paid within ten (10) days after its due date, then, and in each such case, Bank shall have the right to assess a late charge, payable by Borrower on demand, in an amount equal to the greater of twenty dollars ($20.00) or five percent (5%) of the amount not timely paid.

11. No Setoff. Borrower hereby waives any and all now existing or hereafter arising rights to recoup or offset any obligation of Borrower under or in connection with this Note or any Related Writing against any claim or right of Borrower against Bank.

12. Indemnity; Capital Adequacy. if(a) at any time any governmental authority shall require National City Corporation, a Delaware corporation, its successors or assigns, or Bank, whether or not the requirement has the force of law, to maintain, as support for the Subject Commitment, capital in a specified minimum amount that either is not required or is greater than that required at the date of this Note, whether the requirement is implemented pursuant to the "risk-based capital guidelines" (published at 12 CFR 3 in respect of "national banking associations", 12 CFR 208 in respect of "state member banks", at and 12 CFR 228 in respect of "bank holding companies") or otherwise, and (b) as a result thereof the rate of return on capital of National City Corporation, its successors or assigns, or Bank or both (taking into account their then policies as to capital adequacy and assuming full utilization of their capital) shall be directly or indirectly reduced by reason of any new or added capital adequacy attributable to the Subject Commitment; then, and in each such case, Borrower shall, on Bank's demand, pay Bank as an additional fee such amounts as will in Bank's reasonable opinion then, and in each such case, Borrower shall, on Bank's demand, pay Bank as an additional fee such amounts as will in Bank's reasonable opinion reimburse National City Corporation, its successors and assigns, and Bank for any such reduced rate of return. In determining the amount of any such fee. Bank may use reasonable averaging and attribution methods. Each determination by Bank shall be conclusive absent manifest error.

13. Indemnity: Administration and Enforcement. Borrower will reimburse Bank, on Bank's demand from time to time, for any and all fees, costs, and expenses (including, without limitation, the fees, and disbursements of legal counsel) incurred by Bank in administering this Note or in protecting, enforcing, or attempting to protect or enforce its rights under this Note. If any amount (other than any principal of any Subject Loan and any interest and late charges) owing under this Note is not paid when due, then, and in each such case, Borrower shall pay, on Bank's demand, interest on that amount from the due date thereof until paid in full at a fluctuating rate equal to four percent (4%) per annum plus the Prime Rate.

14. Waivers; Remedies; Application of Payments. Bank may from time to time in its discretion grant waivers and consents in respect of this Note or any other Related Writing or assent to amendments thereof, but no such waiver, consent, or amendment shall be binding upon Bank unless set forth in a writing (which writing shall be narrowly construed) signed by Bank. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by Bank shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each such right, power, or privilege may be exercised either independently or concurrently with others and as often and in such order as Bank may deem expedient. Without limiting the generality of the foregoing, neither Bank's acceptance or one or more late payments or charges nor Bank's acceptance of interest on overdue amounts at the respective rates applicable thereto shall constitute a waiver of any right of Bank. Each right, power, or privilege specified or referred to in this Note is in addition to and not in limitation of any other rights, powers, and privileges that Bank may otherwise have or acquire by operation of law, by other contract, or otherwise. Bank shall be entitled to equitable remedies with respect to each breach or anticipatory repudiation of any provision of this Note, and Borrower hereby waives any defense which might be asserted to bar any such equitable remedy. Bank shall have the right to apply payments in respect of the indebtedness evidenced by this Note with such allocation to the respective parts thereof and the respective due dates thereof as Bank in its sole discretion may from time to time deem advisable.

15. Other Provisions. The provisions of this Note shall bind Borrower and Borrower's successors and assigns and benefit Bank and its successors and assigns, including each subsequent holder, if any, of this Note, provided, that no Person other than Borrower may obtain Subject Loans; provided further, that neither any such holder of this Note nor any assignee of any Subject Loan, whether in whole or in part, shall thereby become obligated to grant Borrower any Subject Loan. Except for Borrower and Bank and their respective successors and assigns, there are no intended beneficiaries of this Note or the Subject Commitment. The provisions of sections 10 through 19, both inclusive, shall survive the payment in full of the principal of and interest on this Note. The captions to the sections and subsections of this Note are inserted for convenience only and shall be ignored in interpreting the provisions thereof. Each reference to a section includes a reference to all subsections thereof (i.e., those having the same character or characters, to the left of the decimal point) except where the context clearly does not so permit. If any provision in this Note shall be or become illegal or unenforceable in any case, then that provision shall be deemed modified in that case so as to be legal and enforceable to the maximum extent permitted by law while most nearly preserving its original intent, and in any case the illegality or unenforceability of that provision shall affect neither that provision in any other case nor any other provision. All fees, interest, and premiums for any given period shall accrue on the first day thereof but not on the last day thereof (unless the last day is the first day) and in each case shall be computed on the basis of a 360-day year and the actual number of days in the period. In no event shall interest accrue at a higher rate than the maximum rate, if any, permitted by law. Bank shall have the right to furnish to its Affiliates, and to such other Persons as Bank shall deem advisable for the conduct of its business, information concerning the business, financial condition, and property of Borrower, the amount of the Bank Debt of Borrower, and the terms, conditions, and other provisions applicable to the respective parts thereof. This Note shall be governed by the law (excluding conflict of laws rules) of the jurisdiction in which Bank's banking office is located.

16. Integration. This Note and, to the extent consistent with this Note, the other Related Writings, set forth the entire agreement of Borrower and Bank as to the subject matter of this Note, and may not be contradicted by evidence of any agreement or statement unless made In a writing (which writing shall be narrowly construed) signed by Bank contemporaneously with or after the execution and delivery of this Note. Without limiting the generality of the foregoing, Borrower hereby acknowledges that Bank has not based, conditioned, or offered to base or condition the credit hereby evidenced or any charges, fees, interest rates, or premiums applicable thereto upon Borrowers agreement to obtain any other credit, property, or service other than any loan, discount, deposit, or trust service from Bank.

17. Notices and Other Communications. Each notice, demand, or other communication, whether or not received, shall be deemed to have been given to Borrower whenever Bank shall have mailed a writing to that effect by certified or registered mail to Borrower at Borrower's mailing address (or any other address of which Borrower shall have given Bank notice after the execution and delivery of this Note); however, no other method of giving actual notice to Borrower is hereby precluded. Borrower hereby irrevocably accepts Borrower's appointment as each Obligor's agent for the purpose of receiving any notice, demand, or other communication to be given by Bank to each such Obligor pursuant to any Related Writing. Bank shall be entitled to assume that any knowledge possessed by any Obligor other than Borrower is possessed by Borrower. Each communication to be given to Bank shall be in writing unless this Note expressly permits that communication to be made orally, and in any case shall be given to Bank's Regional Banking Division at Bank's banking office (or any other address of which Bank shall have given notice to Borrower after the execution and delivery this Note). Borrower hereby assumes all risk arising out of or in connection with each oral communication given by Borrower and each communication given or attempted by Borrower in contravention of this section. Bank shall be entitled to rely on each communication believed in good faith by Bank to be genuine.

18. Warrant of Attorney. Borrower hereby authorizes any attorney at law at any time or times to appear in any state or federal court of record in the United States of America after all or any pan of the obligations evidenced by this Note shall have become due, whether by lapse of time, acceleration, or otherwise, and in each case to waive the issuance and service of process, to present to the court this Note end any other writing (if any) evidencing the obligation or obligations in question, to admit the due date thereof and the nonpayment thereof when due, to confess judgment against Borrower in favor of Bank for the full amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and waive all rights of appeal and any stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment against Borrower be vacated for any reason, Bank may nevertheless utilize the foregoing warrant of attorney in thereafter obtaining one or more additional judgments against Borrower.

19. Jurisdiction and Venue; Waiver of Jury Trial. Any action, claim, counterclaim, crossclaim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise at any time arising under or in connection with this Note or any other Related Writing, the administration, enforcement, or negotiation of this Note or any other Related Writing, or the performance of any obligation in respect of this Note or any other Related Writing (each such action, claim, counterclaim, crossclaim, proceeding, or suit, an "Action") may be brought in any federal or state court located in the city in which Bank's banking office is located. Borrower hereby unconditionally submits to the jurisdiction of any such court with respect to each such Action and hereby waives any objection Borrower may now or hereafter have to the venue of any such Action brought in any such court. Borrower HEREBY, AND EACH HOLDER OF THIS Note, BY TAKING POSSESSION THEREOF, KNOWINGLY AND VOLUNTARILY WAIVES JURY TRIAL IN RESPECT OF ANY Action.


                                  Borrower Sims Agricultural Products Co.

                                  By:  /s/ Dallas H. Paul
                                     ------------------------------------
                                  Printed Name: Dallas H. Paul
                                                --------------

                                  Title: President
                                         ---------

(complete only if required -->)   And By:
                                         --------------------------------

                                  Printed Name:
                                               --------------------------

                                  Title:
                                        ---------------------------------

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


                                      -7-